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may 2015

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summary

Just as stocks and bonds serve as essential components at the foundation of a diversified financial portfolio, structured investments may be added to an investor's holdings to address a particular investment objective within an overall investment plan.
  A flexible and evolving segment of the capital markets, structured investments typically combine a debt security or certificate of deposit (CD)
with exposure to other underlying asset classes (such as equities, commodities, currencies or interest rates) to create a way for investors to express a market view (bullish, bearish or market-neutral), complement an investment objective
(for example, capital appreciation, income, aggressive income or speculation), hedge an existing position or gain exposure to a variety of underlying asset classes.
  Your Morgan[]Stanley Financial Advisor can provide you with detailed information about specific structured investments and how these vehicles may help you accomplish your financial goals.

table of contents
--------------------------------------------
2       Anatomy of Structured Investments
--- ----------------------------------------
3       Structured Investment Categories
--- ----------------------------------------
4     []Overview of Market- Linked Notes,
    FDIC-Insured Market-Linked Deposits
    and Partial Principal at Risk Securities
--- ----------------------------------------
5     []Overview of Enhanced
    Yield Investments
--- ----------------------------------------
6       Overview of Leveraged
    Performance Investments
--- ----------------------------------------
7       Overview of Access Investments
--- ----------------------------------------
8     []Structured Investments
    and Your Portfolio
--- ----------------------------------------
9     []Additional Resources and
    Risk Considerations
--- ----------------------------------------

Free Writing Prospectus Registration Statement No. 333-200365 Dated May 15,
2015 Filed Pursuant To Rule 433

This is not a research report and was not prepared by the research departments of Morgan[]Stanley and Co. LLC or Morgan[]Stanley Smith[]Barney LLC. It[]was
prepared by Morgan[]Stanley Wealth Management sales, trading or other nonresearch personnel. Past performance is not necessarily a guide to future performance. Please see additional important risk considerations, information and qualifications at the end of this material.

introduction to structured investments

Anatomy of Structured Investments

Structured investments usually combine a debt security with exposure linked to the performance of an underlying asset, such as equities, interest rates, commodities or currencies. In some instances, exposure can be linked to two or more underlying assets, which are often referred to as hybrid offerings or derivative investments. Structured investments are typically originated and offered by investment banks and come in a variety of forms, the most common being senior unsecured notes of the issuer. They can also come in the form of
CD bank deposits, and their principal (but not unrealized gains) is insured up to applicable limits by the Federal Deposit Insurance Corp. (FDIC), an independent agency of the US government. structured investment markets. The
Morgan[]Stanley Wealth Management Structured Investments team distributes a wide range of structured investment products that can be linked to a variety of asset classes as seen on table 1.
  In general, the key characteristics of a structured investment are: Fixed
Term. All structured investments have a specified maturity date or term, as short as three to six months or as long as 15 to 20 years. Investors should consider the maturity of the offering based on their own view of the markets and their anticipated future income and liquidity needs.
  Formula-Based Returns. Structured investment returns are based on specific formulas that are tailored to a particular market outlook or market view.
Investors knowfromtheoutsethowtheperformance of the underlying asset will determine their potential return or potential loss, provided that the investment is held until maturity. If sold prior to maturity in the secondary market, the value of the securities could be significantly less than the initial investment.

  Potential to Generate Outperformance. Structured investments can be designed to potentially generate returns in excess of a specific benchmark within a range of performance. Outperformance strategies, however, are subject to significant risk of loss of principal.
  Credit Risk. All payments on structured investment products, including the payment of par at maturity (where provided for by the terms or the product), are subject to the issuer's credit risk.
  Some structured investment products may be structured to pay at least par, or a percentage of par, at maturity. However, many products do not guarantee the repayment of par and therefore expose investors to the potential loss of some or all of their principal. All these products are subject to the issuer's credit risk. In addition, selling structured investment products prior to maturity may result in a loss.
  Please see the risk factors in Additional Resources and Risk Considerations on page 9 of this brochure.

Table 1
Asset Class    Examples
-------------- ------------------------------------------------
Equities       A single stock, a basket of stocks, an exchange-
               traded fund or an index
-------------- ------------------------------------------------
Interest Rates London Interbank Offered Rate (LIBOR), constant maturity swap rates or an inflation index
-------------- ------------------------------------------------
Commodities    Metals, grains, oil, a commodity basket
               or a commodity index
-------------- ------------------------------------------------
Currencies     A single currency or a basket of currencies

This material was not prepared by the research departments of Morgan[]Stanley and
Co. LLC or Morgan[]Stanley Smith[]Barney LLC. Please refer to important risk considerations, information and qualifications at the end of this material.

2      morgan stanley[] |[] 2015

Structured Investment Categories

M[](organ[]Stanley Wealth Manage-) ment Structured Investment products can be divided into five basic categories, each offering structural characteristics designed to help investors realize specific financial objectives.
  The five major structured investment strategies are:

n[]Market-Linked Notes and Market-Linked Deposits n Partial Principal at Risk
Securities

n Leveraged Performance  Investments

n[]Enhanced Yield Investments

n Access Investments

Risk-Return Spectrum

More aggressive, higher risk level and higher potential return

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More conservative, lower risk level and lower potential return

* Enhanced Yield Structured Investments are often linked to a single stock, which increases risk in the underlying asset. However, some Enhanced Yield structures can pay par at maturity, which results in lower risk to the principal amount invested. Depending on the features of a particular offering,
Enhanced Yield and Leveraged Performance offerings  are often equally as aggressive, as compared to Partial Principal at Risk Securities, Market-
Linked Deposits and Market-Linked Notes.

morgan stanley[] |[] 2015[] 3

introduction to structured investments

Overview of Market-Linked Notes, FDIC-Insured Market-Linked Deposits and
Partial Principal at Risk Securities

M[](arket-linked notes provide inves-) tors with the return of principal at maturity, subject to the credit risk of the issuer. Depending on the structure of the investment, they may offer the opportunity to participate in gains generated from the underlying asset. Market-linked notes are typically issued in note form and investors will be subject to the credit risk of the issuer.
Market-linked notes are not insured by the FDIC.
  Market-linked deposits provide investors with the return of principal at maturity, subject to the credit risk of the issuer and FDIC insurance limits.
Depending on the structure of the investment, they may offer the opportunity to participate in gains generated from the underlying asset. Market-linked deposits take the form of CDs, which are bank deposits, and their principal is insured up to applicable limits by the FDIC.
  Partial principal at risk securities return between 90% and 99% of the initial principal investment at maturity, subject to the credit risk of the issuer. They may offer higher potential returns than market-linked notes, but there is a higher risk of nonpay-ment of principal at maturity. Partial principal at risk securities are issued

Partial Principal at Risk Securities

Performance Component
(if any, and may be subject to a cap)

Investors receive a minimum of 90% of their original investment, or stated
another way, investors may lose up to 10% of their initial investment.
Depending upon the actual offering, investors may receive a minimum of up to
99% of their original investment.

Market-Linked Notes

Performance Component
(if any, and may be subject to a cap)

Investors receive their original investment

Initial Investment Return at Maturity
                   The Initial Investment
                   plus the Performance
                   Component (if any)

in note form and are not insured by the FDIC. Investors are subject to the credit risk of the issuer.

  Market-linked notes, market-linked deposits and partial principal at risk securities generally do not pay interest.

This material was not prepared by the research departments of Morgan[]Stanley and
Co. LLC or Morgan[]Stanley Smith[]Barney LLC. Please refer to important risk considerations, information and qualifications at the end of this material.

4      morgan stanley[] |[] 2015

Instead, they offer the potential for the investor to earn a supplemental payment at maturity based upon the performance of the underlying asset. They may also include a cap or other feature that limits the potential return at maturity. Alternatively, certain market-linked deposits, market-linked notes and partial principal at risk securities may allow for potential periodic payments in lieu of providing the opportunity to receive a return in excess of par at maturity.
  Market-linked investments and partial principal at risk securities may be appropriate for investors who: [][]are willing to forgo a fixed coupon and potentially have no return, or up to 10% loss in the case of partial principal at risk securities, in exchange for potentially higher returns through exposure to an underlying asset; [][]have a less aggressive investment strategy or want to manage overall principal at risk; [][]are looking to preserve their initial investment at maturity, with the potential for some capital appreciation. An investor in partial principal at risk securities may only preserve between 90%
and 99% of the initial investment at maturity; and [][]are willing to take issuer credit risk.
  Market-linked investments and partial principal at risk securities may not be appropriate for investors who: [][]want to avoid exposure to the credit risk of issuers of structured notes; [][]want to receive interest or dividend payments;
[][]do not want their returns to be capped. Some, but not all, market-linked notes specify a maximum payment at maturity; [][]are wary of the possibility of receiving below-market returns as compared with ordinary debt from the same issuer; or [][]are looking for investments with liquid secondary markets.

Overview of Enhanced Yield Investments

E[](nhanced yield investments encom-) pass a variety of products that may provide current income derived from taking a view on an underlying asset. In exchange for the potential to earn above-market annualized yields, investors may be exposed to the risk of a complete loss of principal.
  Enhanced yield investments may be appropriate for investors who: [][]are willing to risk the loss of some or all of their principal in return for an above-market periodic yield, which in some cases may be contingent and therefore is also at risk;

[][]have a neutral to moderately bullish view on the underlying asset; and
[][]are willing to forgo returns based on any appreciation of the underlying asset.
  Enhanced yield investments may not be appropriate for investors who: [][]want to avoid exposure to the credit risk of issuers of structured investments;
[][]desire regular periodic payments; [][]need a guaranteed payment at maturity; or [][]want to participate in appreciation of the underlying asset.

Enhanced Yield

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Return at Maturity
(Final coupon, if any, plus a final payment amount that can vary from $0 to
$100)

Final coupon (if any)

Investors are exposed to a full loss of their original investment. Depending upon the actual offering and subject to the specified conditions, investors, in limited circumstances, may receive their initial investment.

This material was not prepared by the research departments of Morgan[]Stanley and
Co. LLC or Morgan[]Stanley Smith[]Barney LLC. Please refer to important risk considerations, information and qualifications at the end of this material.

morgan stanley[] |[] 2015[] 5

Overview of Leveraged Performance Investments

L[](everaged performance securities)attempt to capture enhanced returns relative to an underlying asset's actual return, within a range of performance, and are typically subject to a cap. In exchange for the potential to achieve excess returns within the defined range, most leveraged performance securities expose the investor to a potential loss of some or their entire principal.
  Leveraged performance investments may be appropriate for investors who:
[][]are interested in generating returns beyond those available in moderately rising or range-bound markets; [][]can take on full or partial downside risk and are able to sustain a partial or total loss of principal; [][]seek to diversify their portfolio by gaining exposure to a variety of underlying asset classes; and [][]are willing to accept an investment with a maximum payout at maturity.
  Leveraged performance investments may not be appropriate for investors who:
[][]want to avoid exposure to the credit risk of issuers of structured investments; [][]want to receive interest or dividend payments; [][]are unwilling to accept a loss of any principal; or [][]are unwilling to accept an investment with a maximum payout at maturity.

PLUS Diagram

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Assumes a 13-month PLUS(SM), 3x leverage and a maximum 18% return at maturity.

6      morgan stanley[] |[] 2015

Overview of Access Investments

A[](ccess investments provide exposure)to the returns of a sector, asset class or investment strategy that may be difficult for certain investors to achieve via a direct investment. This type of payoff profile usually attempts to mirror the performance of the underlying asset(s) and can be tied to both positive and negative returns. For example, if you want exposure to a basket of currencies comprising the BRIC nations (Brazil, Russia, India and China), relative to the performance of the US dollar, an access investment may be an appropriate choice.

  Alternatively, access investments may allow investors to take a view on an equity basket (e.g., exposure to the US equity market, emerging markets and the
Asian equity market). For example, with buffered performance securities, investors may realize a gain or a loss, depending on how the basket performs.
The following illustrations show the returns, at maturity, of a hypothetical buffered performance security where investors have 1:1 upside exposure in the positive performance of the equity basket but also have a buffer against loss of the first 10%

decline in the value of the basket with 1:1 downside exposure (losses)
thereafter.
  Access investments may not be appropriate for investors who: [][]want to avoid exposure to the credit risk of issuers of structured investments;
[][]want to receive interest or dividend payments; or [][]desire uncapped returns, or returns that correspond to a direct investment in a single underlying asset.

Buffered Performance Securities Diagram

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morgan stanley[] |[] 2015[] 7

INTRODUCTION TO STRUCTURED INVESTMENTS

Structured Investments and Your Portfolio

Morgan Stanley Wealth Management's Structured Investments team creates securities that are designed to meet a range of risk-return objectives. Whether you are a conservative, moderate or aggressive investor, structured investments may have a role in your portfolio. Our products may be broadly offered to a number of investors or they could be customized to meet your particular needs.*

* Customized Structured Investments are subject to minimum transaction sizes.

Structured Investments Product Suite

Market-Linked Notes and FDIC-Insured Market-Linked Deposits	> Market-Linked Notes > FDIC-Insured Market-Linked Contingent Annual Income Deposits
Partial Principal at Risk Securities	> Partial Principal at Risk Securities
Enhanced Yield Investments	> RevCons℠—Reverse Convertibles > Contingent Income Auto-Callable Securities > Range Accrual and Curve Accrual Notes
Leveraged Performance Investments	> Bull PLUS℠ > Bear Market PLUS℠ > Buffered PLUS℠ > Trigger PLUS℠ > Dual Directional Trigger PLUS℠ > Jump Securities
Access Investments	> Buffered Performance Securities > Participation Notes > Outperformance Notes

8 MORGAN STANLEY | 2015

Additional Resources and Risk Considerations

Y[](our Financial Advisors can pro-) vide you with detailed information about specific market-linked notes, FDIC-insured market-linked deposits, partial principal at risk securities and enhanced yield, leveraged performance and access investments, as well as help you determine which offerings are best suited to help you achieve your financial objectives.
  Morgan[]Stanley Wealth Management also has other structured investment literature to help you make informed, educated decisions about the different products, including:
[][]Leveraged Performance: PLUS(SM) [][]Investment Solutions: Currencies
  Inaddition,eachmonthMorganStanley Wealth Management produces its Client
Strategy Guide with information about our current offerings, and each structured investments offering has a complete prospectus with important information about its unique features and risks. You should carefully read the prospectus for any structured investment that you are considering purchasing, and you should be certain that you understand its features, payout scenarios and risks. risk considerations. An investment in structured investments involves a variety of risks. Structured investments may be linked to a wide variety of underlying assets, and each underlying asset will have its own unique set of risks and considerations. For example, some underlying assets have

significantly higher volatility or will be more complex than others. Before you invest in any structured investment, you should thoroughly review the relevant prospectus and related offering materials for a comprehensive description of the risks associated with the structured investment, including the risks related to the underlying asset(s) to which the structured investment is linked.
  The following are general risks applicable to most types of structured investments:
Potential Loss of Principal
  Other than market-linked notes and deposits, structured investments differ from ordinary debt securities in that the issuer does not guarantee to pay the principal amount of the securities at maturity and may not pay any interest on the securities. Instead, at maturity, investors receive an amount in cash based on the performance of the underlying asset. This amount can be significantly less than the principal amount and, for some structured investments, may be zero.
Issuer Credit Risk
  All payments on structured investments are subject to the credit risk of the applicable issuer.
  Structured investments are typically issued as senior, unsecured debt of the issuer, and the issuer's credit ratings and credit spreads may adversely affect the market value of the structured investment. Investors are dependent on the applicable issuer's ability to pay periodic interest payments, if any, and all amounts due on the structured investment at maturity. Therefore, investors are subject to the credit risk of the applicable issuer and to changes in the market's view of the applicable issuer's credit risk. If the applicable issuer defaults on its obligations under the structured investment, the investor's investment would be at risk and an investor would likely lose some or all of its investment. Any decline in the applicable issuer's credit ratings or increase in the credit spreads charged by the market for taking credit risk of the issuer is likely to adversely affect the value of the structured investment. Furthermore, unless issued as market-linked certificates of deposit, structured investments are not bank deposits and are not insured by the Federal Deposit Insurance Corporation (FDIC) or any other governmental agency, nor are they obligations of, or guaranteed by, a bank.
Market Risk
  The price at which a particular structured investment may be sold prior to maturity will depend on a number of unpredictable factors and may be substantially less than the amount for which they were originally purchased.
Some of these factors include, but are not limited to: (i) changes in the level of the underlying asset or index, (ii) volatility of the underlying asset or index, (iii) the dividend rate on the underlying asset or index, if any, (iv)
changes in interest rates, (v) any actual or anticipated changes in the credit ratings of the applicable issuer or credit spreads charged by the market for taking the issuer's credit risk and (vi) the time remaining to maturity. In addition, we expect that the secondary market prices of a structured investment

morgan stanley[] |[] 2015[] 9

introduction to structured investments

will be adversely affected by the fact that the issue price of the securities includes the agent's commissions and expected profit. You may receive less, and possibly significantly less, than the stated principal amount if you sell your investments prior to maturity.
Liquidity Risk
  There may be little or no secondary market for a particular structured investment and you should be prepared to hold your investments until maturity.
Structured investments sold through Morgan[]Stanley Wealth Management are generally not listed on any securities exchange. Issuers may, but are not obligated to, make a market in the structured investments and, even if they once choose to make a market, may cease doing so at any time. When they do make a market, they will generally do so by taking into account a number of possible factors, including, among others, the notional size of the potential sale, their bid/offer spread, the relevant issuer's credit spread, market volatility, the cost of unwinding any related hedging positions, the time remaining to maturity, and the likelihood that they will be able to resell the investments.
Even if there is a secondary market for a particular structured investment, it may not provide enough liquidity to allow you to trade or sell your structured investment easily. Since other broker-dealers may not participate significantly in the secondary market for structured investments, the price at which you may be able to trade a structured investment is likely to depend on the price, if any, at which Morgan[]Stanley and Co. LLC (in the case of Morgan[]Stanley-issued structured investments) or another broker-dealer affiliated with the particular issuer of the security is willing to transact. If at any time such broker-dealer were to cease making a market in the structured investments, it is likely that there would be no secondary market for the structured investments.
  Past Performance Not Indicative of Future Results
  The historical performance of an underlying asset or reference index is not an indication of future performance.

Historical performance of an underlying asset or reference index to which a specific structured investment is linked should not be taken as an indication of the future performance of the underlying asset or reference index during the term of the structured investment. Changes in the levels of the underlying asset or reference index will affect the trading price of the structured investment, but it is impossible to predict whether such levels will rise or fall.
  The Rate the Issuer Is Willing to Pay for Securities of This Type, Maturity
and Issuance Size Is Likely to Be Lower Than the Rate Implied by Its Secondary
Market Credit Spreads and Advantageous to the Issuer. Both the Lower Rate and
the Inclusion of Costs Associated With Issuing, Selling, Structuring and
Hedging the Structured Investments in the Original Issue Price Reduce the
Economic Terms of the Structured Investments, Cause the Estimated Value of the
Structured Investments to Be Less Than the Original Issue Price and Will
Adversely Affect Secondary Market Prices.
  Assuming no change in market conditions or any other relevant factors, the prices, if any, at which dealers, including the issuer's affiliated broker-dealer, may be willing to purchase the investments in secondary market transactions will likely be significantly lower than the original issue price, because secondary market prices will exclude the issuing, selling, structuring and hedging-related costs that are included in the original issue price and borne by investors and because the secondary market prices will reflect the issuer's secondary market credit spreads and the bid-offer spread that any dealer would charge in a secondary market transaction of this type, as well as other factors. The inclusion of the costs of issuing, selling, structuring and hedging the structured investments in the original issue price and the lower rate the issuer is willing to pay make the economic terms of the notes less favorable to investors than

they otherwise would be.
  An Affiliate of the Issuer Will Make Determinations
  An affiliate of the issuer will determine the levels of the underlying asset or reference index, the payment at maturity and whether a market disruption event has occurred. Moreover, certain determinations made by such affiliate in its capacity as calculation agent may require it to exercise discretion and make subjective judgements, such as with respect to the occurrence or nonoccurrence of market disruption events and the selection of a successor index or calculation of the value of any underlying asset in the event of a discontinuance of the relevant underlying asset, may affect the payout at maturity, if any.
Hedging and Trading Activity
  Hedging and trading activity by the issuer and its subsidiaries and affiliates could potentially adversely affect the value of the structured investments. We expect that the calculation agent and its affiliates and/or third-party dealers for a particular structured investment will carry out hedging activities related to that structured investment, including trading in the underlying asset, as well as in other instruments related to the underlying asset. The issuer's subsidiaries and affiliates may also trade in the underlying asset and other instruments related to the underlying asset on a regular basis as part of their general broker-dealer and other businesses. Any of these hedging or trading activities on or prior to the trade date and during the term of the structured investment could adversely affect the value of the underlying asset, and, accordingly, the payout to investors.
Commissions and Hedging Profits
  The inclusion of commissions and projected profit from hedging in the original issue price is likely to adversely affect secondary market prices of structured investments. Assuming no change in market conditions or any other relevant factors, the price, if any, at which Morgan[]Stanley and Co. LLC (in the case of Morgan[]Stanley-issued structured investments) or another

10      morgan stanley[] |[] 2015

broker-dealer with the particular issuer of the security is willing to purchase structured investments in secondary market transactions will likely be lower than the original issue price, since the original issue price includes, and secondary market prices are likely to exclude, commissions paid with respect to the structured investments, as well as the cost of hedging the applicable issuer's obligations under the structured investments. The cost of hedging includes the projected profit that the calculation agent and its affiliates may realize in consideration for assuming the risks inherent in managing the hedging transactions. In addition, any secondary market prices may differ from values determined by pricing models used by the market-maker as a result of dealer discounts, mark-ups or other transaction costs.
  There Are Risks Associated With Structured Investments Linked to the Value of
Foreign Equity Securities.
  Structured investments linked to the value of foreign equity securities involve risks associated with the securities markets in those countries, including risks of volatility in those markets, governmental intervention in those markets and cross-shareholdings in companies in certain countries. Also, there is generally less publicly available information about foreign companies than about US companies that are subject to the reporting requirements of the
United States Securities and Exchange Commission (the "Commission"), and
foreign companies are subject to accounting, auditing and financial reporting standards and requirements different from those applicable to US reporting companies. The prices of securities issued in foreign markets may be affected by political, economic, financial and social factors in those countries, or global regions, including changes in government, economic and fiscal policies and currency exchange laws. Local securities markets may trade a small number of securities and may be unable to respond effectively to increases in trading volume, potentially making

prompt liquidation of holdings difficult or impossible at times. Moreover, the economies in such countries may differ favorably or unfavorably from the economy in the United States in such respects as growth of gross national product, rate of inflation, capital reinvestment, resources, self-sufficiency and balance of payment positions.
  Structured Investments Linked to Certain Reference Indices Are Subject to
Currency Exchange Risk.
  If the prices of the component securities are converted into US dollars for purposes of calculating the value of the relevant reference index, holders of structured investments linked to such reference index will be exposed to currency exchange rate risk with respect to each of the currencies represented in such reference index. An investor's net exposure will depend on the extent to which the currencies of the securities included in the reference index strengthen or weaken against the US dollar and the relative weight of each of those securities within the overall reference index. If, taking into account such weighting, the dollar strengthens against the component currencies, the value of the reference index will be adversely affected and the payment at maturity of the structured investments may be reduced.
   Of particular importance to potential currency exchange risk are:
[][]existing and expected rates of inflation; [][]existing and expected interest rate levels; [][]the balance of payments; and [][]the extent of governmental surpluses or deficits in the countries represented in the reference index and the United States.
  All of these factors are in turn sensitive to the monetary, fiscal and trade policies pursued by the governments of the countries represented in the reference index, the United States and other countries important to international trade and finance.
   With Respect to Any Market-Linked Deposit Offering, You Can

Only Count on FDIC Insurance to Cover the Deposit Amount of Each Market-Linked
Deposit and, If Applicable, the Minimum Index Interest.
  In the event that FDIC insurance payments become necessary for the market-linked deposit prior to the maturity date, the FDIC is only required to pay the deposit amount of the market-linked deposit together with any accrued minimum index interest, if any, as prescribed by law, and subject to the applicable FDIC insurance limits. FDIC insurance is not available for any index interest if the applicable issuer fails prior to the maturity date, in the case of the market-linked deposit. FDIC insurance is also not available for any secondary market premium paid by a depositor above the principal amount of a market-linked deposit. FDIC insurance is limited to $250,000 per depositor, per insured depository institution for each account ownership category. Except to the extent insured by the FDIC, the market-linked deposit is not otherwise insured by any governmental agency or instrumentality or any other person.
  General Risks Relating to Structured Investments Linked to Commodities
  The prices of the underlying commodity or underlying commodity index may change unpredictably, including by fluctuating significantly over a short period, and may affect the value of structured investments linked to them in unforeseeable ways. Further, single commodity prices tend to be more volatile than, and may not correlate with, the prices of commodities generally.
  GeneralRisksRelatingtoStructured Investments Linked to Currencies
  Structured investments linked to currencies are subject to currency exchange rate risk (including special risks specific to the relevant sovereign government and interventions in the currency market by the countries issuing currencies) and suspensions or disruptions of market trading in the relevant currency.

morgan stanley[] |[] 2015[] 11

Important Information and Qualifications
This material was prepared by sales, trading or other nonresearch personnel of
Morgan[]Stanley Smith[]Barney LLC (together with its affiliates hereinafter,
"Morgan[]Stanley Wealth Management," or "the firm"). This material was not produced by a research analyst of Morgan[]Stanley and Co. LLC or Morgan[]Stanley
Wealth Management, although it may refer to a Morgan[]Stanley and Co. LLC or
Morgan[]Stanley Wealth Management research analyst or report. Unless otherwise indicated, these views (if any) are the author's and may differ from those of the aforementioned research departments or others in the firms.
We remind investors that these investments are subject to market risk and will fluctuate in value. The investments discussed or recommended in this communication may be unsuitable for investors depending upon their specific investment objectives and financial position. No representation or warranty is made that any returns indicated will be achieved. Potential investors should be aware that certain legal, accounting and tax restrictions, margin requirements, commissions and other transaction costs may significantly affect the economic consequences of the transactions discussed herein. The information and analyses contained herein are not intended as tax, legal or investment advice and may not be suitable for your specific circumstances.
These materials may not be distributed in any jurisdiction where it is unlawful to do so. The products described in this communication may not be marketed or sold or be available for offer or sale in a number of jurisdictions where it is unlawful to do so. This publication is disseminated in Japan by Morgan[]Stanley
Japan Limited; in Hong Kong by Morgan[]Stanley Dean Witter Asia Limited; in
Singapore by Morgan[]Stanley Dean Witter Asia (Singapore) Pte., regulated by the Monetary Authority of Singapore, which accepts responsibility for its contents; in Australia by Morgan[]Stanley Dean Witter Australia Limited A.B.N.
67 003 734 576, a licensed dealer, which accepts responsibility for its contents; in Canada by Morgan[]Stanley Canada Limited, which has approved of, and has agreed to take responsibility for, the contents of this publication in
Canada; in Spain by Morgan[]Stanley, S.V., S.A., a Morgan[]Stanley group company, which is supervised by the Spanish Securities Markets Commission
(CNMV) and states that this document has been written and distributed in accordance with the rules of conduct applicable to financial research as established under Spanish regulations; in the United States by Morgan[]Stanley
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[C] 2015 Morgan[]Stanley Smith[]Barney LLC. Member SIPC.[] CRC1148762[] CS
8180554[] 04/15